  INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report
  dated August 31, 1995, in the
  Registration Statement and related Prospectus of The Municipal
  Bond Trust, Series 213.
  /s/ ERNST & YOUNG LLP
  New York, New York
  September 14, 1995